[LETTERHEAD OF ALLEN & COMPANY INCORPORATED]

                                                      March 30, 1995

American Recreation Centers, Inc.
11171 Sun Center Drive
Suite 120
Rancho Cordova, CA 95670

Attn:  Mr. Robert Feuchter
       Chairman of the Board

Dear Mr. Feuchter:

     We are pleased to confirm our mutual understanding concerning the retention by American Recreation Centers, Inc. (collectively with its subsidiaries and affiliates, the "Company") of Allen & Company Incorporated ("Allen") to act as the Company's exclusive financial advisor to assist it in reviewing certain transaction opportunities available to the Company and in exploring other alternatives to achieve the greatest long-term value to the Company's stockholders.

     1. Scope of Engagement. In connection with its engagement hereunder, Allen will review the current operations and financial condition of the Company and evaluate its business prospects. On the basis of such information, Allen will assist the Company and its Board of Directors in evaluating all reasonable alternatives available to the Company to achieve the greatest long-term value to the Company's stockholders, including, but not limited to, an evaluation of the offer made by Fulcrum Capital Partners to acquire the Company, the possibility of selling the Company's entire interest in The Right Start, Inc., possible joint ventures with third parties, the possibility of a recapitalization and any other possibilities suggested by Allen and the Board of Directors of the Company.

          If the Company determines to seek the assistance of a financial advisor (a) in connection with the offer or sale of the stock or assets of the Company or any of its significant subsidiaries, or other transactions consistent with the objective of maximizing value, or (b) to render an opinion as to the fairness to the Company, any significant subsidiary or their respective stockholders, of any such transaction or alternative, then Allen shall have the right to act in such capacity. If so engaged, Allen will advise the Company in connection with its preparation of
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American Recreation Centers, Inc.
March 30, 1995
Page 2

appropriate offering materials, to the extent required, and will identify and screen potential buyers or investors and assist the Company in evaluating any offers or proposals it receives. Allen will also assist the Company in structuring and negotiating, and will otherwise assist in taking necessary steps toward consummating, any proposed transaction.

          If requested by the Board of Directors of the Company in connection with any transaction, we will render an opinion (an "Opinion") as to the fairness to the Company or its stockholders, from a financial point of view, of the consideration to be received pursuant to the transaction, and will furnish to the Company a letter expressing such Opinion for inclusion in material that may be provided to stockholders of the Company and/or filed with the Securities and Exchange Commission. Any Opinion shall be in such customary form and with such qualifications as determined appropriate by Allen.

          The Company understands that Allen has in the past provided financial advisory services to The Right Start Inc., a 62.5% owned significant subsidiary of the Company ("Right Start"), and that until very recently, John Simon, a managing director of Allen, was a director of Right Start. Allen also owns approximately 148,000 shares of Right Start common stock and warrants to purchase 129,200 additional shares at an exercise price of $7.19 per share. The Board of Directors of Right Start has advised Allen that under the circumstances, and because of Allen's familiarity with the two companies, it believes that the engagement of Allen by the Company is in Right Start's best interest. To accommodate such engagement, the members of the Board of Directors of Right Start have concluded that Mr. Simon should resign from the Board of Right Start, which Mr. Simon has done as of the date hereof. The Company understands that there may exist conflicts by reason of Allen's prior relationships with Right Start, but hereby waives such conflict and wishes to proceed with this engagement.

     2. Advisory Fees and Expenses. In consideration for Allen's services, the Company shall pay to Allen, upon the signing of this letter, an initial fee of $l00,000. The payment of the initial fee shall include the services provided by Allen to the Company as set out in the first subparagraph under paragraph 1, Scope of Engagement, above. In addition, if the Company, subsequent to the discussions, analysis and evaluation as described in the first subparagraph under paragraph 1, requests Allen to assist in the offer or sale of the stock or assets of the Company or any of its significant subsidiaries, or other transactions with the objective of maximizing value, including substantial corporate acquisitions or dispositions (a "Company Request"), the Company shall pay to Allen, an additional fee of $200,000. The foregoing fees shall be non-refundable, but creditable against other fees owed by the Company to Allen pursuant to this paragraph 2, including the $300,000 or 1% provided in the following subparagraph.

          If a Company Request is made, the Company shall pay to Allen upon the consummation of any Transaction (as defined below), a cash fee equal to 2% of any and all
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American Recreation Centers, Inc.
March 20, 1995
Page 3

Consideration (as defined below) received in connection with such Transaction; provided, however, the fee payable by the Company to Allen shall be (a) increased to 2.25% of any and all Consideration received, if the Consideration received in connection with a Transaction involving the Company is the equivalent of greater than $8.50 per share of the Company's common stock or the Consideration received in connection with a Transaction involving Right Start is the equivalent of greater than $3.00 per share of Right Start common stock and (b) increased to 2.5% of any and all Consideration received, if the Consideration received in connection with a Transaction involving the Company is the equivalent of $10.00 or more per share of the Company's common stock or the Consideration received in connection with a Transaction involving Right Start is the equivalent of $3.60 or more per share of Right Start common stock. If a Company Request does not occur, the Company shall pay to Allen, upon the consummation of any Transaction, a cash fee equal to 1% of any and all Consideration received in connection therewith; provided, however, if Allen is asked to provide a fairness opinion in connection with any Transaction; the fee payable to Allen shall be the greater of $300,000 or 1% of any and all Consideration received. To the extent the right to receive any Consideration is contingent upon future events after the closing, the fee with respect to that portion of the Consideration shall be payable if and when the right to receive such Consideration becomes fixed.

          The Company's objective is to achieve the optimal realization of value on its stockholders' investment in the Company, regardless of the form any transaction may take. Therefore, as used herein, the term "Transaction" shall include (a) any sale or transfer, or series of sales or transfers (by contract, tender offer or otherwise), of the voting stock of the Company or any of its significant subsidiaries, which in the aggregate represents the sale or transfer of greater than 50% of the voting stock of the Company or any such subsidiary outstanding as of the date hereof, (b) any merger, consolidation or other business combination involving the Company or any of its significant subsidiaries, which has the effect of changing or transferring, directly or indirectly, voting control of the Company or any such subsidiary, (c) any sale or other disposition of all or a substantial portion of the businesses or assets of the Company or any of its significant subsidiaries, or (d) any reorganization, recapitalization or other transaction which has the effect of changing or transferring, directly or indirectly, voting control of the Company or any of its significant subsidiaries. For the purpose of determining any fees payable pursuant to the preceding paragraph, "Consideration" shall mean (i) any cash, and the fair market value of any securities or other property, paid or payable to, or inuring to the benefit of, the Company or any of its securityholders or affiliates (including payments to the Company's management beyond amounts reasonably related to compensation for services performed, other than payments pursuant to existing agreements) at the time of the consummation of the relevant Transaction or committed to be so paid in the future, (ii) in the case of a Transaction in the nature of a sale of assets, the current aggregate dollar amount of all liabilities of the Company or any of its securityholders or affiliates assumed, or to be assumed, other than liabilities incurred in the ordinary course of business or related solely to such assets prior to such Transaction, (iii) the

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American Recreation Centers, Inc.
March 30, 1995
Page 4

amount of cash or the fair market value of any property invested at the closing of the relevant Transaction, or committed to be invested in the future, in the Company or any successor to any of its businesses and (iv) any contingent amounts referred to in (i), (ii) or (iii) above at the time the same are paid, assumed or invested. Notwithstanding the foregoing, if the Transaction takes the form of a merger or consolidation or an exchange or purchase of securities (in a tender offer or otherwise), in which the holders of the Company's equity securities generally are entitled to receive cash or other securities in exchange for their securities of the Company, then "Consideration" shall mean the product of the fair market value of the cash, securities or other property received in exchange for each such equity security times the total number of equity securities of the Company outstanding immediately prior to the Transaction (with appropriate adjustments made for the exercise price of any "in-the-money" options or warrants then outstanding).

          If a transaction, other than a Transaction which conforms with the definition thereof in the immediately preceding paragraph, involving the Company or any of its securityholders or affiliates is consummated, and such transaction
(a) is directly related to the assignment of Allen as described in paragraph 1 hereof and (b) is of such a size that a financial advisor or investment banker would typically be involved, the Company and Allen shall mutually agree in good faith upon a fee to be paid to Allen which will appropriately compensate Allen for the nature and extent of Allen's efforts on the Company's behalf and fees customarily paid to investment bankers for similar transactions.

          No fee payable to any other financial advisor, by the Company or any other person or entity in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.

          In addition to any fees described above, whether or not any transaction is consummated, the Company shall reimburse Allen, upon request from time to time, for the reasonable out-of-pocket expenses incurred pursuant to our engagement hereunder, including the reasonable fees and disbursements of our counsel, as well as any other consultants and advisors retained by us with your consent.

     3. Term and Termination. The initial term of this engagement shall be for a period of six months from the date hereof and may be extended as the parties shall mutually agree, subject to the establishment of arrangements for additional compensation and other appropriate terms for such extension. Notwithstanding the foregoing, this engagement, or any extension hereof, may be terminated by you or us at any time upon written notice, without liability or continuing obligation for either party, except as provided below in this paragraph 3.
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American Recreation Centers, Inc.
March 30, 1995
Page 5

          Notwithstanding termination of this engagement or completion of any assignment hereunder, however, Allen shall be entitled to the payment of a fee for any transaction as established pursuant to paragraph 2 hereof, whether or not such transaction relates to an entity introduced or identified by Allen, if such transaction is consummated, or if any agreement or arrangement respecting such transaction is made, prior to the expiration of the term hereof. Allen shall also be entitled to the payment of such fee if after the date of expiration or termination, but prior to the second anniversary hereof, the Company or any of its securityholders or affiliates consummates a transaction with any entity identified by or introduced to the Company through Allen or with which Allen had contact on behalf of the Company; provided that such entity (or the affiliate of such entity through which the relevant introduction or contact was made) is identified in a written communication to the Company on or prior to such date.

          Any termination of this engagement pursuant to this paragraph 3 shall otherwise be without liability or continuing obligation for either party, except for fees or other compensation earned or expenses incurred by Allen up to the date of termination, or fees which may be earned after such date as provided above. Furthermore, the provisions of paragraph 6 hereof relating to indemnification and contribution shall remain operative and in full force and effect, notwithstanding the termination of this engagement or the completion of any or all assignments hereunder.

     4. Public Announcements. Prior to any press release or other public disclosure relating to our services hereunder, the Company and Allen shall confer and reach an agreement upon the contents of any such disclosure. Notwithstanding the foregoing, except as required by any applicable law, rule or regulation, no party shall make any public announcement regarding this engagement or our relationship with the Company thereunder without the prior consent of the other party.

     5. Responsibility for Disclosure. The Company shall provide Allen all information material to its business and operations as well as any other relevant information which Allen reasonably requests in connection with the performance of its services hereunder. The Company represents and warrants to Allen that all such information, and all information released to the public or filed by the Company with any relevant government agency or regulatory body, will be accurate and complete at the time it is furnished or fled, and the Company agrees to keep Allen advised of all material developments affecting the Company through the later of the term of our engagement or completion of any transaction in which Allen is involved. The Company understands that Allen will, in coordination with the Company, be providing such information to prospective purchasers or investors and other appropriate parties, but that Allen shall not in any respect be responsible for the accuracy or completeness of such information. In addition, the Company acknowledges that, in rendering its services hereunder, Allen will be using and relying on information provided by the Company and the other parties to any proposed transaction, as
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American Recreation Centers, Inc.
March 30, 1995
Page 6

well as information available from public sources and other sources deemed reliable by Allen, without independent verification by Allen. Allen does not assume responsibility for the accuracy or completeness of any such information.

     6. Indemnification and Contribution. The Company agrees that in the event Allen or any of Allen's officers, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Allen, an "Indemnified Person"), become involved in any capacity (whether or not as a party) in any action, claim, proceeding or investigation (including any security holder action or claim or any action brought by or in the right of the Company) related to or arising out of our engagement, including any related services already performed and any modifications or future additions to such engagement, the Company will promptly reimburse each such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith.

          In addition, the Company will indemnify and hold harmless each Indemnified Person from and against, and no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors for, any losses, claims, damages, liabilities or expenses related to or arising out of our engagement, any services provided thereunder or any transactions or proposed transactions related thereto, including any related services already performed and any modifications or future additions to such engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by or on behalf of the Company and whether or not in connection with any action, claim, proceeding or investigation in which the Company or any Indemnified Person is a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted directly and primarily from such Indemnified Person's bad faith or gross negligence.

          If for any reason the foregoing indemnification is held unenforceable, then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Company and its security holders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by this engagement, as well as the relative fault of the Company and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. The Company agrees that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for or be required to contribute amounts which in the aggregate exceed the fees actually paid to Allen for such financial advisory services.
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American Recreation Centers, Inc.
March 30, 1995
Page 7

          The Company's reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which the Company may otherwise have and shall not be limited by any rights Allen or any other Indemnified Person may otherwise have. The Company agrees that, without Allen's prior written consent, which will not be unreasonably withheld, the Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not Allen or any other Indemnified Person is an actual or potential party to such claim, action, proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation.

          The Indemnified Person shall notify the Company of the commencement of any action for which it seeks indemnification hereunder if the Company is not a party to such action, but the failure so to notify the Company will not relieve the Company from liability hereunder unless and to the extent the Company did not otherwise learn of such action and such failure results in the loss by the Company of substantial rights or defenses.

          The provisions of this paragraph 6 shall remain in effect indefinitely, notwithstanding the completion of this assignment, the expiration of the term hereof or any other termination of this engagement.

     7. Miscellaneous. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound hereby. This agreement, and any claim related directly or indirectly to this agreement, shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements executed and to be fully performed therein. No such claim shall be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York. Allen and the Company (on the Company's own behalf and to the extent permitted by applicable law, on behalf of its stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of our engagement. The obligations of this agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Indemnified Persons hereunder and any of their successors, assigns, heirs and personal representatives.
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American Recreation Centers, Inc.
March 30, 1995
Page 8

     Please confirm that the foregoing is in accordance with your understanding of the terms of our engagement by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement between us.

                                    Very truly yours,

                                    ALLEN & COMPANY INCORPORATED

                                    By:  /s/ JOHN SIMON
                                       --------------------------------
                                         John Simon
                                         Managing Director

Accepted and agreed to
as of the date first above written:

AMERICAN RECREATION CENTERS, INC.

By: /s/ ROBERT FEUCHTER
   -----------------------------------
    Robert Feuchter
    Chairman of the Board